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                                  EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 1999 on the financial statements of JDR Holdings, Inc. and Subsidiaries for the year ended December 31, 1998 included in NCO Group, Inc.'s Form 8-K dated March 31, 1999 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP


Philadelphia, Pa.,
August 30, 1999